UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2017

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA		99201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   Retirement of Director

Fredric (“Fritz”) W. Corrigan retired from the Clearwater Paper Corporation (the “Company”) Board of Directors (the “Board of Directors”) effective as of the end of his current term on May 7, 2017, pursuant to the Company’s Directors’ retirement policy contained in its Corporate Governance Guidelines.  Mr. Corrigan served eight years as a member of the Board of Directors, Nominating Committee and Compensation Committee, including as Chair of the Compensation Committee.

In connection with the retirement of Fritz Corrigan the size of the Board of Directors was reduced to seven Directors effective May 8, 2017.

(e)   Approval of Equity Plan

On May 8, 2017, at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”), stockholders approved the Clearwater Paper Corporation 2017 Stock Incentive Plan (the “2017 Equity Plan”). The 2017 Equity Plan previously had been approved, subject to stockholder approval, by the Compensation Committee of the Board of Directors.

The 2017 Equity Plan authorizes the issuance of shares of common stock and the grant of restricted shares, performance shares, restricted stock units, stock options, and stock appreciation rights.

The 2017 Equity Plan replaces the Company’s Amended and Restated 2008 Stock Incentive Plan (the “Prior Plan”).  No further awards will be made under the Prior Plan after June 30, 2017, but outstanding awards previously granted under the Prior Plan will continue to be administered in accordance with their terms.

A summary of the 2017 Equity Plan is set forth in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 28, 2017 (the “Proxy Statement”). That summary and the forgoing description are qualified in their entirety by reference to the text of the 2017 Equity Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders

The matters listed below were submitted to a vote of stockholders at the Annual Meeting through the solicitation of proxies, and the proposals are described in the Proxy Statement. The certified results of the stockholder vote were as follows:

Proposal 1 – Election of Directors

The following individuals were elected to serve as Class III Directors to hold office until the 2020 Annual Meeting of Stockholders or until the respective successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Beth E. Ford	14,666,916	278,544	96,556	742,901
John P. O'Donnell	14,708,083	242,413	91,520	742,901

Proposal 2 – Ratification of the Appointment of KPMG, LLP as Independent Registered Public Accounting Firm for 2017

The stockholders ratified the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2017:

For	Against	Abstain
15,558,141	62,389	164,387

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

The compensation of the named executive officers as disclosed in the Company’s Proxy Statement pursuant to Item 402 of Regulations S-K was approved, on an advisory basis, by the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
14,495,924	378,519	167,573	742,901

Proposal 4 – Advisory Vote on the Frequency of Say-on-Pay Vote

The stockholders voted, on an advisory basis, for the frequency of the stockholder vote on the compensation of the Company’s named executive officers to occur as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
11,378,179	78,818	3,450,146	134,873	742,901

Proposal 5 – Approve the Clearwater Paper Corporation 2017 Stock Incentive Plan

The 2017 Equity Plan was approved by the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
14,254,807	741,827	45,382	742,901

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	Clearwater Paper Corporation 2017 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2017

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Clearwater Paper Corporation 2017 Stock Incentive Plan